SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 31, 2012 (August 31, 2012)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7575 West Jefferson Blvd, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

As noted in the Press Release referenced in this report under Item 8.01, Steel Dynamics, Inc. has redeemed for cash all of its remaining outstanding 7 ¾% Senior Notes due 2016, effective August 31, 2012.  The 7 ¾% Senior Notes were issued in the original principal amount of $500,000,000, pursuant to an Indenture dated as of April 3, 2008, as supplemented and amended (the “Indenture”), among Steel Dynamics, Inc. as issuer, certain named guarantor parties thereto, and Wells Fargo Bank, N.A., as trustee.  By virtue of Section 8.01(i) of the Indenture, the Company having fully paid all remaining sums payable thereunder, and having delivered all remaining Notes to the Trustee for cancellation, the Company’s obligations under the Indenture have now been terminated.

Item 8.01. Other Events.

On August 31, 2012, Steel Dynamics, Inc. issued a press release titled “Steel Dynamics Announces Redemption of Notes.”  The full text of the press release is furnished herewith as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1954, as amended, and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

(d)                                 Exhibits.

The following exhibit is furnished with this report:

Exhibit Number	Description

99.1	A press release dated August 31, 2012 titled “Steel Dynamics Announces Redemption of Notes.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/Theresa E. Wagler
Date: August 31, 2012	By:	Theresa E. Wagler
	Title:	Chief Financial Officer